Wejo Anticipates Earlier Free Cash Flow Breakeven Point with Cost Reductions Right-sizing of cost structure to meet market conditions, and focused revenue growth to accelerate the Company’s profitability. MANCHESTER, England, March 23, 2023 – Wejo Group Limited (NASDAQ: WEJO), a global leader in Smart Mobility for Good™ cloud and software solutions for connected, electric and autonomous vehicle data, announced today the implementation of additional cost reductions to extend Wejo’s capital runway and materially accelerate its anticipated Free Cash Flow* breakeven point from previous projections of mid-2025 to mid-2024. The Company is focusing its revenue growth opportunities, streamlining operations, lowering spend on marketing, reducing its office footprint and implementing strategic workforce reductions. Additionally, Wejo is advancing in its efforts to raise $100 million anchored by our previously announced business combination with TKB Critical Technologies 1 (NASDAQ: USCT) (“TKB”), which to date has retained $57 million in its trust, and the Company’s push to secure strategic investors in the first step of our PIPE equity financing process. "While we have had to make some tough but strategic cost reduction initiatives, we are pleased to share that we are making excellent progress in accelerating our journey towards profitability with several exciting revenue growth opportunities supporting our efforts," said Richard Barlow, Founder and CEO at Wejo. "We still expect to see strong customer growth in several new product areas and revenue grow by about 200% in our US marketplace business during 2023.” Wejo is also reducing its cash burn by focusing on the acceleration of revenue in the public sector market, the launch of audience and media measurement solutions, the delivery of new end-to-end insurance products, and the development of innovative SaaS automotive solutions. The Company expects to generate higher contribution margins from our products and services, leverage its partners to accelerate efficiency and product development, use share-based payments for a portion of our costs with key vendors, and generally be more efficient as an organization. These initiatives will be implemented immediately and are expected to reduce our cash burn by over 50% from $6 million per month at the start of 2023 to a projected $2-3 million per month by the end of 2023. As a result of the Company’s projected reduced cash burn, Wejo is updating its 2023 financial outlook with respect to Adjusted EBITDA.* The Company now expects its 2023 Adjusted EBITDA loss to be reduced to $45 million to $55 million for 2023, compared to its previous guidance of $60 million to $70 million. “We are focused on driving the significant revenue opportunities in the insurance marketplace, increasing our product contribution margins and rationalizing approximately 25% of our costs to reduce cash burn from approximately $120 million to $60 million until we achieve cash flow breakeven,” said John Maxwell, CFO at Wejo. “Additionally, we are making progress on our PIPE with strong dialogue with strategic, institutional and family office investors. We also are working to add capital to bridge the business until the closing of the PIPE and the TKB transaction.”

“We remain committed to raising the necessary capital for Wejo to remain the leader in its space,” said Angela Blatteis, co-CEO at TKB. “We are encouraged by the operational steps that Wejo is taking to accelerate its path to profitability.” About Wejo Wejo Group Limited is a global leader in cloud and software analytics for connected, electric, and autonomous mobility, revolutionizing the way we live, work and travel by transforming and interpreting historic and real-time vehicle data. Wejo enables smarter mobility by organizing trillions of data points from 20.8 million vehicles, of which 13.9 million were active on the platform transmitting data in near real-time, and over 94.6 billion journeys globally as of December 31, 2022, across multiple brands, makes and models, and then standardizing and enhancing those streams of data on a vast scale. Wejo partners with ethical, like-minded companies and organizations to turn that data into insights that unlock value for consumers. With the most comprehensive and trusted data, information, and intelligence, Wejo is creating a smarter, safer, more sustainable world for all. Founded in 2014, Wejo has offices in Manchester, UK and in regions where Wejo does business around the world. For more information, visit: www.wejo.com or connect with us on LinkedIn, Twitter, and Instagram. Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For more information, please follow this link: https://www.wejo.com/forward-looking-statements *Disclosures about Non-GAAP Financial Measures The Company and its management believe that the non-GAAP measures of Free Cash Flow and Adjusted EBITDA are useful to investors in measuring the comparable results of the Company period-over-period. The Company defines Free Cash Flow as net cash from operations, less capital expenditures. The Company defines Adjusted EBITDA as Net Income or Loss from operations, excluding: (1) share-based payments to employees and third party vendors; (2) depreciation of equipment and amortization of intangible assets; (3) transaction- related bonuses and costs; and (4) restructuring charges. Wejo does not reconcile its forward-looking non-GAAP financial measures, Free Cash Flow or Adjusted EBITDA, to the corresponding U.S. GAAP measures, Net cash provided by operating activities and Net loss, respectively, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible. Wejo is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding U.S. GAAP financial measures for these non-GAAP measures is not available without unreasonable effort. Investors: Tahmin Clarke, Wejo investor.relations@wejo.com Media: Ben Hohmann, Wejo Ben.Hohman@Wejo.com